Exhibits

Exhibit 23.1

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, relating to the Financial Statements of Royal Dutch Petroleum Company which is included in this 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague
June 25, 2004

Royal Dutch/Shell Group of Companies E 3